Exhibit 99.1

Reed’s Announces $11.25 Million Private Placement of Convertible Notes

Norwalk, CT, (May 10, 2022) — Reed’s, Inc. (NASDAQ: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, all-natural ginger beverages, today announced the completion of a private placement of senior secured convertible notes (the “Notes”) in the aggregate principal amount of $11,250,000 with certain funds managed or advised by Whitebox Advisors LLC.

The principal amount of the Notes carries a 10% coupon, of which 5% is payable in cash and 5% is payable in kind and capitalized to the outstanding principal amount of the Notes. The Notes are convertible into shares of common stock at a price of approximately $0.24 per share and will mature on May 9, 2025. The conversion price represents a premium of approximately 10% over the closing price of the Company’s common stock on the Nasdaq Capital Market exchange on May 6, 2022.

The Notes have an amortization feature beginning in August 2022 under which the company can make payments in cash or shares of common stock at a 10% discount to the 5-day volume-weighted average price. Holders of the Notes are entitled to receive an interest make-whole payment upon conversion of the Notes or a partial interest make-whole payment in connection with the amortization feature. The make-whole payment may be made in cash or shares of common stock at the Company’s election, subject to certain limitations.

Shares of common stock issuable upon conversion or as payment of any interest make-whole or amortization under the notes are subject to certain stockholder approval requirements and ownership limitations.

Reed’s plans to use the aggregate gross proceeds of approximately $11.1 million, before deducting the placement agent’s fees and other offering expenses payable by Reed’s, to repay a portion of outstanding borrowings under the Company’s existing ABL facility and for general working capital purposes.

The purchasers will have the exclusive option to buy up to an additional $12,000,000 of Notes on the same terms. The $12,000,000 option will be divided into three installments of $4,000,000 expiring at 180-, 270-, and 365-day intervals post-closing.

“Despite the challenging market environment for raising capital, we are excited to partner with a top tier firm that understands our value and the potential for continued growth and future profitability,” said Reed’s CEO Norman E. Snyder. “For the first time since I was appointed CEO in 2020, I believe we now have the capital we need to execute our plan and turn cash flow positive in the second half of 2023. The momentum in our business remains strong and we look forward to utilizing this capital to deliver on our growth and profitability objectives.”

Jake Mercer, Partner at Whitebox Advisors LLC, said their support of the Reed’s deal, “reflects our confidence in Reed’s future as a clear category leader with multiple organic growth opportunities led by an experienced management team.”

Odeon Capital Group LLC acted as financial advisor to Reed’s and exclusive placement agent for the transaction. Roth Capital Partners, LLC also acted as financial advisor to Reed’s.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) in a transaction not involving a public offering and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release is neither an offer to purchase or sell nor a solicitation of an offer to sell or buy any securities of Reed’s, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and naturally bold™ better-for-you beverages. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The company’s beverages are now sold in over 45,000 stores nationwide.

Reed’s is known as America’s #1 name in all-natural, ginger-based beverages. Crafted using real ginger and premium ingredients, the Reed’s portfolio includes ginger beers, ginger ales, ready-to-drink ginger mules, ginger shots, and ginger candies. The brand has recently successfully expanded into the zero-sugar segment with its proprietary, all-natural sweetener system.

Virgil’s® is an award-winning line of craft sodas, made with the finest natural ingredients and without GMOs or artificial preservatives. The brand offers an array of great tasting, bold flavored sodas including Root Beer, Vanilla Cream, Black Cherry, Orange Cream, and more. These flavors are also available in nine zero sugar varieties which are naturally sweetened and certified ketogenic.

Flying Cauldron® is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with all-natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, caffeine, or GMOs.

For more information, visit drinkreeds.com, virgils.com and flyingcauldron.com.

About Whitebox Advisors LLC

Whitebox Advisors LLC (“Whitebox”) is a multi-strategy alternative asset manager that seeks to generate optimal risk-adjusted returns for a diversified base of public institutions, private entities, and qualified individuals. Founded in 1999, Whitebox invests across asset classes, geographies, and markets through the hedge fund vehicles and institutional accounts the firm advises. Whitebox has $5.6 billion of assets under management and maintains offices in Minneapolis, Austin, New York, London, and Sydney.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. New supply chain challenges that may develop and further potential inflation cannot be reasonably estimated. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs. The risks and uncertainties referred to above include, but are not limited to: the intended use of net proceeds from the private placement, risks associated with current economic uncertainties tied to the COVID-19 pandemic, including but not limited to its effect on customer demand for the our products and services and the impact of potential delays in supply of product inputs and customer payments; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; our ability to compete successfully and manage growth; our need for significant capital; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, brewers and distributors risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; increasing costs of fuel and freight, protection of intellectual property; competition; general political or destabilizing events, including war, conflict or acts of terrorism; the effect of evolving domestic and foreign government regulations, including those addressing data privacy and cross-border data transfers; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K filed on April 15, 2022 and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

ir@reedsinc.com

(720) 330-2829